EXHIBIT 99.1

Educational Development Corporation Retains Three Part Advisors as Investor Relations Counsel

TULSA, Oka., May 07, 2021 (GLOBE NEWSWIRE) -- Educational Development Corporation (“EDC”, or the “Company”) (NASDAQ: EDUC) (http://www.edcpub.com) today announced it has retained Three Part Advisors, LLC, a rapidly growing, full-service investor relations ("IR") consulting firm.

Three Part Advisors, LLC will work directly with management of the Company to develop and execute a comprehensive, strategic investor relations program that focuses on educating investors and increasing exposure within the investment community. In addition to providing investor relations consulting services, Three Part Advisors, LLC also produces IDEAS Conferences, which are annual independent regional investor conferences that attract more than 150 quality presenting companies and more than 1,000 investors and analysts.

"We believe Three Part Advisors will be instrumental in proactively increasing investor awareness and educating investors about the significant opportunities that lie ahead for our Company," said Randall White, Chief Executive Officer of Educational Development Corporation. "Three Part Advisors employs seasoned Wall Street and investor relations professionals and has an excellent reputation for implementing successful IR programs."

"We are excited to work with Educational Development Corporation on its investor relations program," said Steven Hooser, Partner at Three Part Advisors, LLC. "This is an opportune time to introduce its compelling investment story to a broad range of targeted prospective investors. We believe EDC’s growth initiatives, equity return profile and strong balance sheet present a tremendous opportunity for new investors, which makes the Company a prime candidate for our strategic investor outreach and financial communications program.”

About Educational Development Corporation (EDC)

EDC is a publishing company specializing in books for children. EDC is the exclusive United States trade co-publisher of the line of educational children’s books produced in the United Kingdom by Usborne Publishing Limited (“Usborne”) and we also exclusively publish books through our ownership of Kane Miller Book Publisher (“Kane Miller”); both international award-winning publishers of children’s books. EDC’s current catalog contains over 2,000 titles, with new additions semi-annually. Both Usborne and Kane Miller products are sold via 4,000 retail outlets and by independent consultants, who hold book showings in individual homes, book fairs with school and public libraries as well as sales over the internet.

About Three Part Advisors, LLC

Three Part Advisors, LLC is a leading full-service strategic investor relations advisory firm. The firm’s programs are designed to help plan, execute and track the key activities that will allow clients to achieve their investor relations goals. Annually the firm produces three IDEAS investor conferences (www.ideasconferences.com), which are unique events sponsored by money management firms that collectively manage more than $150 billion in assets. Unbiased by investment banking fees and/or trading commissions, the firm's IDEAS Conferences have a proven track record built solely on the premise of generating good IDEAS that will outperform over time. Three Part Advisors’ wholly owned subsidiary, Briley Design Group (BDG) has been developing creative design solutions that solve communications challenges for four decades. BDG has built a solid reputation for providing exceptional graphic design solutions for branding, marketing, communications and advertising. More information is available at www.threepa.com.

Cautionary Statement for the Purpose of the “Safe Harbor” Provision of the Private Securities Litigation Reform Act of 1995.

The information discussed in this Press Release includes “forward-looking statements.” These forward-looking statements are identified by their use of terms and phrases such as “may,” “expect,” “estimate,” “project,” “plan,” “believe,” “intend,” “achievable,” “anticipate,” “continue,” “potential,” “should,” “could,” and similar terms and phrases. Although we believe that the expectations reflected in these forward-looking statements are reasonable, they do involve certain assumptions, risks and uncertainties and we can give no assurance that such expectations or assumptions will be achieved. Known and unknown risks, uncertainties and other factors may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, our success in recruiting and retaining new consultants, our ability to locate and procure desired books, our ability to ship the volume of orders that are received without creating backlogs, our ability to obtain adequate financing for working capital and capital expenditures, economic and competitive conditions, regulatory changes and other uncertainties, as well as those factors discussed in our Annual Report on Form 10-K for the year ended February 29, 2020, all of which are difficult to predict. In light of these risks, uncertainties and assumptions, the forward-looking events discussed may not occur. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements in this paragraph and elsewhere in our Annual Report on Form 10-K for the year ended February 29, 2020 and speak only as of the date of this Press Release. Other than as required under the securities laws, we do not assume a duty to update these forward-looking statements, whether as a result of new information, subsequent events or circumstances, changes in expectations or otherwise.

Contacts:
Educational Development Corporation
Randall White
(918) 622-4522

Three Part Advisors, LLC
Steven Hooser, Partner
(214) 872-2710